AMENDED BY-LAWS


                           NATIONAL ENTERPRISES. INC.

                            Adopted February 11, 1972
                          As Amended to March 15, 1993


                                    ARTICLE I

                                  Shareholders

                    Section  1.01.  Annual  Meeting.  The annual  meeting of the
Amended:       shareholders of the Corporation will be held on the last Thursday
12/08/74       of May of each  year at a time to be  designated  by the Board of
10/29/76       Directors.  If that day is a legal holiday,  the meeting shall be
01/29/81       held  on  the  next  succeeding  day  not a  legal  holiday.  The
03/21/85       bus(pound)ness  to be  transacted  at such  meeting  shall be the
02/26/86       election  of  directors  and  such  other  business  as  shall be
05/30/86       properly brought before the meeting. If the election of directors shall not be held on the day hereinabove designated for any annual meeting, or at any adjournment of such meeting, the Board of Directors shall call a special meeting of the shareholders as soon as conveniently possible thereafter At such meeting the election of directors shall take place, and such election and any other business transacted thereat shall have the same force and effect as at an annual meeting duly called and held.

Amended:            Section  l.02.   Special   Meeting.   Special   meetings  of
01/19/73       shareholders  may be  called  by the  President,  by the Board of
05/30/86       Directors,  by  shareholders  holding  at least  25% of the votes entitled to be cast on any issue proposed, provided these shareholders have signed one (1) or more written consents demanding the meeting and declaring its purpose or by persons authorized to do so by these By-Laws or the Articles of Incorporation.

                    Section l.03. Place of Meeting. All meetings of shareholders shall be held within the State of Indiana and at the principal office of the Corporation, unless otherwise specified by the person or persons calling the meeting and set forth in the respective notices or waivers of notice of the meeting.

Amended:            Section  1.04.  Notice of Meeting.  Notice of any meeting of
05/30/86 shareholders shall be deemed to have been given whenever a written or printed notice, stating the place, day and hour of the meeting, and in the case of a special meeting or when required by the Indiana business Corporation Law or by the Articles of Incorporation or by the By-laws, the purpose or purposes for which the meeting is called, is delivered or mailed by the secretary or by the officers or persons calling the meeting, to each shareholder of record entitled by the Articles of Incorporation and by the Indiana Business Corporation Law to vote at such meeting at such address as appears on the records of the Corporation, no fewer than ten (10) days nor more than sixty (60) days before the date of the meeting. Notice of any shareholders' meeting 'nay be waived by any shareholder if the waiver is in writing and delivered to the Corporation for inclusion in the minutes. Attendance at any meeting. in person, shall constitute a waiver of lack of notice or defective notice of such meeting if

                                     - 1 -
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          the  shareholder  does not voice  objection  at the  beginning  of the meeting and does not object to the consideration of a particular matter when the matter is presented. No notice need be given of any adjourned meeting of, the shareholders if the new time, date and place is announced at the meeting prior to adjournment.

Amended:       Section 1.05.  Voting at Meetings.  Every holder of the shares of
05/30/86 the corporation shall have one vote for each share standing in his name on the books of the Corporation.

               Section 1.06. Voting by Consent without Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, prior to such action, a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such written consent is filed with the minutes of the proceedings of the shareholders.

               Section 1.07. Proxies A shareholder may vote either in person or by proxy executed in writing by the shareholder or a Amended: duly
Amended: authorized attorney-in-fact. No appointment of a proxy shall be valid 05/30/86 unless received by the Secretary or another corporate officer or the tabulatory agent designated by the Corporation. No proxy shall be valid after eleven months from the date of its execution unless a longer time is expressly provided therein.

Amended:       Section 1.08.  Quorum.  At any meeting of the shareholders  fifty
04/26/79 percent (50%) of the outstanding shares entitled by the Articles of 01/31/80 Incorporation to vote at such meeting, represented in person or by 05/30/86 proxy, shall constitute a quorum. Except as otherwise provided by The
          Indiana Business Corporation Law. a majority of the quorum may decide any question which may properly come before the meeting.

Amended:       Section  1.09 Record  Date.  (a) For the  purpose of  determining
05/30/86 shareholders entitled to vote at any meeting of shareholders or at any adjournment thereof, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date of such meeting. In the absence of such a determination by the Board of Directors, such date shall be ten days prior to the date of such meeting. Any person who acquired title to a share after the record date shall, upon written request to the shareholder of record, be entitled to receive from the shareholder of record, a proxy, with power of substitution to vote that share. When a determination of stockholders entitled to vote at any meeting has been made as provided in this section, such determination shall apply to any adjournment of such meeting.

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

Amended:       (b) For the  purpose  of  determining  shareholders  entitled  to
05/30/86 receive payment of any dividend. or in order to make a determination of shareholders for any other proper purpose, except as otherwise provided. in Subsection (a) above, the Board of Directors may fix in advance a record date for such purpose. If no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the end of the day on which the resolution of the Board of Directors declaring such dividend is adopted shall be the record date for such determination.

Amended:       Section 1.10. Presiding officers; Order of Business.  Meetings of
04/24/78 the stockholders shall" be presided over by the Chairman of the Board 04/24/80 of Directors, or if he is not present, by the President, or if neither 05/30/86 is. present, by a chairman to be chosen by the stockholders who are entitled to vote and who are present in person or by proxy. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of meetings of the stockholders, but if neither the Secretary nor an Assistant Secretary is present, any person chosen by a majority of the stockholders entitled to vote at the meeting who are present in person or by proxy shall serve as secretary of the meeting. The order of business shall be as follows:

            1. call of Meeting to Order.
            2. Proof of Notice of Meeting.
            3. Reading of Minutes of Last Previous Meeting.
            4. Reports of officers.
            5. Reports of Committees.
            6. Election of Directors.
            7. Miscellaneous Business.

Amended:                           ARTICLE II
01/19/73
02/23/73                       Board of Directors
03/01/74
07/26/74       Section  2.01.  Number and  Qualification.  The  business  of the
02/27/76  Corporation  shall be managed by a Board of  Directors  consisting  of
02/24/77 from one to five persons. Directors need not be shareholders or 03/16/78 citizens of the United States.
01/31/80
02/25/82
03/21/85
05/30/85
07/11/89
02/01/90
12/08/90
03/15/93       Section 2.02.  Election.  Tenure and Removal. The directors shall
          be  elected  by  the   shareholders  at  the  annual  meeting  of  the
Amended: shareholders and shall serve until the next annual meeting of 05/30/86 shareholders and until their successors be duly elected and qualified unless sooner removed. The shareholders. may remove any director, with or without cause, in the manner provided in The Indiana Business Corporation Law.

               Section 2.03. Meetings. Meetings of the Board of Directors may be held either within or without the State of Indiana. An annual meeting of the Board of Directors shall be held immediately prior to the
Amended: annual meeting of the shareholders or as soon thereafter as convenient 01/19/73 Regular meetings of the Board of Directors may be held at such times 05/30/86 and places and on such notice as the Board of Directors may from time to time designate Other meetings of the Board of Directors way be held upon the call of the Chairman of the Board, the President, or two or more members of the Board of Directors, *at any place upon notice specifying the time and place of the meeting. If the notice is given personally or by telegram (or cablegram or similar means), it shall be given at least twenty-four (24) hours in advance of the meeting. If the notice is given by ordinary mail, it shall be given at least seventy-two (72) hours in advance of the meeting. Notice given by mail shall be deemed given at the time of mailing, and notice given by telegram or similar means shall be deemed given at the time of sending or the telegram. No notice need be given of adjourned meetings. A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning or the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or consent to action taken at the meeting. In lieu of notice of a meeting, a director may sign a written waiver of notice, either before the meeting, at the time of the meeting, or after the time of the meeting and such notice shall be filed with the minutes or corporate records Notice of a meeting of the Board of Directors need not state the purpose of, nor the business to be transacted at, such meeting.

               Section 2.04. Quorum. At any meeting of the Board of Directors, a majority of the directors shall constitute a quorum for the
Amended: transaction of any business, except that for the purpose of filling 05/30/86 vacancies on the Board of Directors, a majority of the remaining directors shall constitute a quorum. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act or the Board of Directors, unless the act of a greater number is required by The Indiana Business Corporation Law, by the Articles of Incorporation, or by these By-Laws.

               Section  2.05.  Compensation.   Directors,  and  members  of  any
          committee of the Board of Directors, shall be entitled to such reasonable compensation for their services as directors and members of any such committee as shall be fixed from time to time by the Board or Directors, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending such meetings. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation (pound)or such other services.

               Section 2.06. Committees. (a) The Board of Directors may, by resolution adopted by a majority of the actual number of directors
Amended: elected and qualified, from time to time, designate from among its 05/30/86 members one or more committees, each of which, to the extent provided in such resolution or in these By-Laws, shall have and exercise all of the authority of the. Board of Directors, but no such committee shall have the authority of the Board of Directors in reference to those matters specified by the Indiana Business Corporation Law IC23-l-34-6(e). The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. No member of any such committee shall continue to be a member thereof after he ceases to be a director of the Corporation. The Board of Directors shall have the power at any time to fill vacancies, to change the size or membership of, to change the powers and duties of, and to discharge any such committee.

               (b) A majority of any such committee may determine its action and may fix the time and place of its meetings. Each such committee shall keep a written record of its acts and proceedings and shall submit such record to the board of Directors at each regular meeting thereof and at such other times as requested by the Board of Directors. Failure to submit such record, or failure of the Board to approve any action indicated therein will not, however, invalidate such action to the extent it has been carried out by the Corporation prior to the time the record of such action was, or should have been, submitted to the Board of Directors as herein provided.

               Section 2.07. Action by Consent Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if prior to such action a written consent to such action approximately describing the action to be taken is signed by all members of the Board or of such committee, as the case may be, and such written consent is tiled with the minutes of proceedings of the Board or committee.


                                   ARTICLE III

                                    Officers

               Section 3.01 Number.  The principal  officers of the  Corporation
Amended: shall be a President, an Executive Vice President, one or more Vice 04/27/78 Presidents, a Treasurer and a Secretary. In addition, there may be 05/30/86 such subordinate officers as the Board of Directors may deem 12/10/90 necessary. Any person may hold two or more offices, except that the 04/29/92 duties of the President and Secretary shall not be performed by the same person.

Amended:       Section 3.02.  Term of Office.  The principal  officers  shall be
02/26/86 chosen annually by the Board of Directors on or about the date of the annual meeting of shareholders, Subordinate officers may be elected from time to time by the Board of Directors or by the Executive Committee. Each officer shall serve until his successor shall have been chosen and qualified, or until his death, resignation or removal.

               Section 3.03. Removal. Any principal officer may be removed by the Board of Directors whenever in its judgment, the best interests of the Corporation will be served thereby. Any subordinate officer may be removed by the Board of Directors whenever in its respective judgment, the best interests of the Corporation will be served thereby. The removal of an officer shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent. shall not of itself create contract rights.

Amended:       Section 3,04. vacancies.  Any vacancy in an office from any cause
05/30/86 may be filled for the unexpired portion of the term by the Board of Directors.

Amended:       Section  3.05.  Duties.  (a) The Chairman of the Board shall have
04/27/78 the authority and perform the duties which are incident to that office or which are properly required of him by the Board of Directors. He shall preside at all meetings of the Board of Directors.

Amended:       (b) The  President  shall be the Chief  Executive  Officer of the
04/27/78 Corporation, and he shall have the authority and perform the duties which are incident to that office or which are properly required of him by the Board of Directors. He shall have overall responsibility for and authority over ail operations 6(pound) the Corporation. He shall sign or countersign all certificates, contracts or other instruments of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, he shall preside at all meetings of the Board of Directors.

               (c) The Executive Vice President  shall exercise the functions of
Amended: the President during the absence or disability of the President. The 04/27/78 Executive Vice president shall have the authority and perform the 05/30/86 duties which are incident to his office or which are properly required 04/29/92 of him by the Board of Directors.

               (d) The Secretary and the Treasurer  shall perform such duties as
Amended: are incident to their offices, or are properly required of them by the 05/30/86 Board of Directors, or are assigned to them by the Articles of
          Incorporation or these By-Laws. The Secretary shall be responsible for preparing minutes of, the shareholders' and directors' meetings and for authenticating records of the corporation. The Assistant Secretaries, in the order of their seniority, shall, in the absence of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as may be assigned by the Board of Directors.

               (e) Other subordinate officers appointed by the Board of Directors shall exercise such powers and perform such duties as may be delegated to them by the resolutions appointing them, or by subsequent resolutions adopted from time to time.

               (f) In case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in his place during such period of absence or disability, the Board of Directors may from time to time delegate the powers and duties of such officer to any other officer, or any director, or any other person whom it may select.


                                   ARTICLE IV

                                  Capital Stock

Amended:       Section  4.01.  Consideration  for Issuance of Shares.  Shares of
05/30/86 stock of the Corporation may be issued and sold by the Corporation for such consideration and upon such terms and conditions as the Board of Directors shall fix and determine.

               Section 4.02. Certificates for Shares. Shares may, but need not be, represented by certificates. Any certificate for shares issued by the Corporation shall be in form consistent with The Indiana Business Corporation Law and the Articles of Incorporation as the Board of Directors may from time to time prescribe.

               Section 4.03. Loss or Destruction. In case of loss or destruction of a certificate for shares, another certificate may be issued in lieu thereof in such manner and upon such terms as the Board of Directors shall authorize, either by general resolution or by special resolution in each particular case.

               Section 4.04. Holder of Record. The Corporation shall be entitled to treat the holder of record of any shares of the Corporation as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof


                                    ARTICLE V
Amended:           Indemnification of Directors and Officers
11/20/86
                   Section 5.01. As used in this By-Law:

               (1) Director means any person who is or was a director of the Corporation and any person who, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, or other enterprise, whether for profit or not.

               (2) Officer means any person who holds or held a principal office in the Corporation and any person who, while an officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.

               (3) Expenses include attorneys' fees.

               (4) Official capacity means

                    (A) when used with respect to a director, the office of director of the Corporation.

                    (B) when used with respect to an officer, the elective or appointive office in the Corporation held by the officer.

          in either case does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.

               (5) Party means a person who was, is, or is threatened to be made, a defendant or respondent in a proceeding.

               (6) Proceeding means any threatened, pending or completed action,
          suit  or  proceeding,  whether  civil,  criminal,   administrative  or
          investigative, and whether formal or informal.

               (7) Liability means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred with respect to a proceeding.

               Section 5.02. The Corporation shall indemnify any person made a party to any proceeding by reason of the fact that he is or was a director or officer against liability incurred in the proceeding if.

               (l)  He conducted himself in good faith; and

               (2)  He reasonably believed

                    (A) in the case of conduct in his official capacity with the Corporation, that his conduct was in its best interests, and

                    (B) in all other cases, that his conduct was at least not opposed to its best interests; and

               (3)  in the case of any criminal proceeding he

                    (A)  had reasonable cause to believe his conduct was lawful;
                         or

                    (B) had no reasonable cause to believe. his conduct was unlawful.

               The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea bf nolo contendere or its equivalent, shall not, of itself, be determinative that the person did not meet the requisite standard of conduct set out in this Section 5.02.

               Section 5.03. A director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding referred to in Section 5.02 shall be indemnified by the Corporation against reasonable expenses incurred by him in connection with the proceeding, without inquiry. into whether he met the standard of conduct set out in Section 5.02.

Amended:       Section  5.04.  The  determination  that a person is  entitled to
02/10/90 indemnification under Section 5.02 shall be made by any one or more of the following procedures:

               (1) by the Board of Directors, by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

               (2) if a quorum cannot be obtained under Subsection (1), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

               (3) by special legal counsel

                    (A) selected by the Board of Directors or its committee in the manner prescribed in Subsection (1) or (2), or

                    (B) if a quorum of the Board of Directors cannot be obtained under Subsection (1) and a committee cannot be designated under subsection (2), selected by a majority vote Of the full Board of Directors (in which selection directors who are parties may participate); or

               (4) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

               Section 5.05 Reasonable expenses incurred by a director or officer who is a party to a proceeding shall be paid or reimbursed by the Corporation in advance of the final disposition of such proceeding upon receipt by the Corporation of

               (1) a written affirmation by the director or officer of his good-faith belief that he baa met the standard of conduct necessary for indemnification by the Corporation as set forth in this Bylaw, and

               (2) a written undertaking by or on behalf of the director or officer to repay such amount if it should ultimately be determined that he has not met such standard of conduct (unless he has been wholly successful, on the merits or otherwise, in the defense of such proceeding).

          The undertaking required by Subsection (2) shall be an unlimited general obligation of the director or officer but need not be secured, and it shall be accepted without reference to financial ability to make repayment.

               Section 5.06. The Corporation may enter into a contract with any person who serves or continues to serve as a director or officer of the Corporation, under the terms of which the Corporation shall be obligated to indemnify such person, to the full extent permitted by law, against liability incurred in any proceeding to which such person is made a party by reason of the fact that he is or was a director of the Corporation.

               Section 5.07. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, insuring against any liability arising out of his status as a director or officer, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this By-law or otherwise.

               Section 5.08. In lieu of, or in addition to, insurance, the Corporation may establish one or more irrevocable trusts or other segregated funds for the benefit of its directors and officers to cover the obligations which it may incur to them pursuant to this Bylaw or any contract made pursuant to Section 5.07, *upon such terms and subject to such conditions as the Board of Directors may determine, and may deposit therein from time to time such amounts as the Board 0(pound) Directors shall direct.

               Section 5.09. The indemnification provided for in this Bylaw or in any contract made pursuant to Section 5.07 shall not exclude any other rights to indemnification to which any person may be entitled under IC 23-l-37-11 or any other applicable law.

               Section 5.10. The repeal or amendment of this Bylaw shall not effect the right of any director or officer (or former director or officer) to indemnification to the full extent provided in this Bylaw in respect of any proceeding which arose (or is alleged to have arisen) oat of his conduct as director or officer prior to such appeal or amendment.


                                   ARTICLE VI

                                   Amendments

               Section 6.01. These By-Laws may be altered, amended or repealed at any annual, regular or special meeting of the Board of Directors by the affirmative vote of a majority of the Board of Directors.


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